UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

     Date of report (Date of earliest event reported): November 1, 2007

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530

(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2007, the Board of Directors of Lifetime Brands, Inc. (the “Company”) approved an amendment to the Company’s 2000 Long-Term Incentive Plan to: (i) provide vesting restrictions with respect to certain full value awards, (ii) provide that the exercise prices of nonqualified stock options may not be less than the fair market values on the dates of grant of such options, (iii) provide that stock options and stock appreciation rights may be repriced only with stockholder approval, (iv) revise the stock adjustment provision to make such adjustment mandatory upon the dilution of the Company’s common stock due to certain events, and (v) to provide that a subcommittee comprised solely of independent directors will administer discretionary awards to non-employee directors. A copy of the Amendment to the Lifetime Brands, Inc. 2000 Long-Term Incentive Plan is attached hereto as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 1, 2007, the Board of Directors of the Company approved amendments to the Company’s Bylaws to: (i) allow shares of the Company’s common stock to be issued in uncertificated form and (ii) account for amendments to the Delaware General Corporation Law. A copy of the Amended and Restated By-Laws of the Company is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

  3.1      Amended and Restated By-Laws of Lifetime Brands, Inc.

10.1      Amendment to the Lifetime Brands, Inc. 2000 Long-Term Incentive Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:   /s/ Laurence Winoker______

        Laurence Winoker

        Senior Vice President – Finance, Treasurer and
        Chief Financial Officer

Date: November 5, 2007